Exhibit 99.2

burgerfi international, llc

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
BurgerFi International, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BurgerFi International, LLC. and Subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of income, changes in members’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Method Related to Revenue

As discussed in Note 1 to the consolidated financial statements, the Company changed its method for recognizing revenue effective January 1, 2019 due to the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter – COVID-19

As more fully described in Notes 1 and 10 to the consolidated financial statements, the Company may be materially impacted by the outbreak of a novel coronavirus (COVID-19), which was declared a global pandemic by the World Health Organization (“WHO”) in March 2020. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2015.

West Palm Beach, Florida

September 25, 2020

BurgerFi International, LLC and Subsidiaries

Consolidated Balance Sheets

December 31,	2019	2018

ASSETS
CURRENT ASSETS
Cash, including Variable interest entities of $3,585 and $3,585, respectively	$1,689,658	$1,700,497
Cash - restricted - Note 2	727,005	551,246
Accounts receivable, net - Note 1	517,133	476,358
Inventory	249,228	121,866
Other current assets	415,960	220,940
TOTAL CURRENT ASSETS	3,598,984	3,070,907

PROPERTY & EQUIPMENT, net - Note 3 – including variable interest entities of $853,343 and $1,014,435, respectively	6,300,618	4,658,441

DUE FROM RELATED COMPANIES - Note 4	3,611,536	5,991,050

GOODWILL – variable interest entities	397,621	397,621

OTHER ASSETS	472,694	506,940

TOTAL ASSETS	$14,381,453	$14,624,959

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,264,852	$1,644,603
Accrued expense	544,734	840,793
Gift card liability	585,827	445,213
Revolving line of credit	2,317,000	-
Notes payable - current – variable interest entities – no recourse to general credit of the Company	1,207,072	180,026
Current portion deferred initial franchise fees - Note 1	438,085	787,500

TOTAL CURRENT LIABILITIES	6,357,570	3,898,135

NON-CURRENT LIABILITIES
Deferred initial franchise fees, net of current portion - Note 1	4,249,836	3,148,125
Due to related companies - Note 4	271,448	923,561
Deferred rent	995,615	735,275
Notes payable – variable interest entities – no recourse to general credit of the Company	-	1,112,737

TOTAL LIABILITIES	11,874,469	9,817,833

COMMITMENTS AND CONTINGENCIES - Note 6

MEMBERS’ EQUITY - Before non-controlling interest, including variable interest entities of $47,277 and $122,678, respectively	2,492,129	4,827,713

MEMBERS’ EQUITY (Deficit) - Non-controlling interest	14,855	(20,587)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$14,381,453	$14,624,959

See accompanying notes to consolidated financial statements.

BurgerFi International, LLC and Subsidiaries

Consolidated Statements of Income

For the Years Ended December 31,	2019	2018

REVENUES
Restaurant sales - Note 1	$23,855,005	$20,859,629
Royalty and other fees - Note 1	7,369,413	7,105,506
Terminated franchise fees - Note 1	824,938	300,000
Royalty - brand development and co-op - Note 1	1,720,087	-
Initial franchise fees - Note 1	457,937	493,125
TOTAL REVENUES	34,227,380	28,758,260

Restaurant level operating expenses:
Food, beverage and paper costs	6,315,828	5,370,090
Labor and related expenses	7,839,203	7,042,782
Other operating expenses	5,270,761	4,220,293
Occupancy and related expenses	2,148,955	1,876,490
General and administrative expenses	7,230,200	6,744,678
Depreciation and amortization expense	825,201	832,834
Brand development and co-op advertising expense	1,732,407	801,769
Gain on disposal of property and equipment	(184,386)	-

TOTAL OPERATING EXPENSES	31,178,169	26,888,936
OPERATING INCOME	3,049,211	1,869,324
	-	-
Interest expense	(78,987)	(44,768)
NET INCOME	2,970,224	1,824,556

Net Income (Loss) Attributable to Non-Controlling Interests	35,442	(21,868)
Net Income Attributable to Controlling Interests	$2,934,782	$1,846,424

See accompanying notes to consolidated financial statements.

BurgerFi International, LLC and Subsidiaries

Consolidated Statements of Members’ Equity

	Controlling Interest	NonControlling Interest	Total Members’ Equity
Balance, December 31, 2017	$3,309,366	$-	$3,309,366

Net Income	1,846,424	(21,868)	1,824,556

Contributions	16,923	11,281	28,204

Distributions	(345,000)	(10,000)	(355,000)

Balance, December 31, 2018	$4,827,713	$(20,587)	$4,807,126

	Controlling Interest	NonControlling Interest	Total Members’ Equity
Balance, December 31, 2018	$4,827,713	$(20,587)	$4,807,126

Adjustment related to adoption of ASC 606	(1,201,546)	-	(1,201,546)

Balance, January 1, 2019 as adjusted	3,626,167	(20,587)	3,605,580

Net Income	2,934,782	35,442	2,970,224

Contributions	594,000	-	594,000

Distributions	(4,662,820)	-	(4,662,820)

Balance, December 31, 2019	$2,492,129	$14,855	$2,506,984

BurgerFi International, LLC and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,	2019	2018

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net income	$2,970,224	$1,824,556
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Provision for bad debts	86,888	50,000
Depreciation and amortization	825,201	832,834
Forfeited franchise deposits	(824,938)	(300,000)
Gain on sale of franchise/corporate-owned store	(184,386)	-
Changes in operating assets and liabilities
Accounts receivable	(127,663)	(262,197)
Inventory	(127,362)	(20,866)
Other assets	(190,784)	374,920
Accounts payable - trade	(379,752)	570,427
Accrued expenses and gift card liability	(155,447)	313,863
Deferred franchise fees	375,688	112,500
Other liabilities	260,340	212,460

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,528,009	3,708,497

NET CASH FLOWS FROM INVESTING ACTIVITIES
Net cash acquired in acquisition of stores	-	39,096
Proceeds from sale of franchise/corporate owned store	937,500	-
Purchase of property and equipment	(2,437,368)	(1,191,606)
Advances to related companies	(10,601,298)	(7,979,549)
Repayments from related companies	11,575,586	6,496,558

NET CASH USED IN INVESTING ACTIVITIES	(525,580)	(2,635,501)

NET CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on revolving line of credit	2,317,000	-
Payments on notes payable	(85,689)	(69,462)
Members’ distributions	(4,662,820)	(355,000)
Members’ contributions	594,000	87,754

NET CASH USED IN FINANCING ACTIVITIES	(1,837,509)	(336,708)

NET INCREASE IN CASH	164,920	736,288

CASH, beginning of year	2,251,743	1,515,455

CASH, end of year	$2,416,663	$2,251,743

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

1.	Nature of Operations and Summary of Significant Accounting Policies

Nature of operations

BurgerFi International, LLC, (a Delaware limited liability company) and Subsidiaries (collectively, the “Company”) is the exclusive franchisor of the BurgerFi concept. The BurgerFi concept is a quick service restaurant offering handcrafted natural Angus gourmet burgers, hot dogs, chicken, fresh cut fries, craft beers, wine and freshly prepared custards in an urban environment. Franchises are sold in restricted geographical territories. The Company has prepared its Franchise Disclosure Document as required by the United States Federal Trade Commission and has registered or will register in those states where required in order to legally sell its franchises. It is currently the Company’s plan to offer franchises for sale in those states where demographics of the population represent a demand for the services. The Company grants franchises to independent operators who in turn pay an initial franchise fee, royalties and other fees as stated in the franchise agreement. The Company is 90% owned by BurgerFi Holdings, LLC, a Delaware limited liability company, and 10% by a trust.

Store activity for the years ended December 31, 2019 and 2018 is as follows:

	2019	2018
Franchised stores, beginning of year	109	101
Stores opened during the year	15	11
Stores closed during the year	7	3
Franchised stores, end of year	117	109

	2019	2018
Company-owned stores, beginning of year	11	8
Stores opened during the year	3	3
Stores closed during the year	1	-
Company-owned stores, end of year	13	11

End of year store totals included five international stores at December 31, 2019 and 2018.

In 2018, the Company’s members contributed their interests in one additional restaurant to BF Restaurant Management, LLC, which is 40% owned by an unrelated party, resulting in the presentation of a non-controlling interest beginning in the 2018 consolidated financial statements.

In 2019, the Company’s members did not contribute any interests to BF Restaurant Management, LLC.

Liquidity and COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, and deferment of employer side social security payments. As a result of the COVID-19 outbreak, the Company is experiencing temporary closures of certain restaurants and reduced revenues at those restaurants which remain open, which may have a significant impact on the Company’s 2020 revenues and cash flows. However, the Company has taken steps to reduce operating costs through reductions in payroll expenses to conserve cash. Management continues to actively manage and monitor its cash flows and has the ability to further reduce certain expenses as necessary. From May 4, 2020 to May 11, 2020, the Company received approximately $2.2 million from stimulus loans under the SBA Paycheck Protection Program of the CARES Act. As a result, management believes that the Company has sufficient resources to fund its operations through at least twelve months from the date of this report. Refer to Note 10 Subsequent Events for additional discussion about COVID-19 and the CARES Act. The stimulus loan bears interest at a fixed rate of 1% per annum, with the first six months of interest deferred, has a term of two years, and is unsecured and guaranteed by the SBA. The Company intends to apply to the lender for forgiveness of the stimulus loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent and other obligations, and covered utility payments incurred by the Company during the permitted period beginning on May 2020, calculated in accordance with the terms of the CARES Act. The Company’s eligibility for the stimulus loan, expenditures that qualify toward forgiveness, and the final balance of the stimulus loan that may be forgiven are subject to audit and final approval by the SBA. To the extent that all or part of the stimulus loan is not forgiven, the Company will be required to pay interest at 1% and, commencing in November 2020, interest payments will be required through the maturity date in May 2022. The terms of the stimulus loan provide for customary events of default including, among other things, payment defaults, breach of representations and warranties, and insolvency events. The stimulus loan may be accelerated upon the occurrence of an event of default, including if the SBA subsequently reaches an audit determination that the Company does not meet the eligibility criteria.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

The stimulus loan is being accounted for under ASC 470, Debt, whereby interest expense is being accrued at the contractual rate and future debt maturities are based on the assumptions that none of the principal balance will be forgiven. Forgiveness, if any, will be recognized as a gain on extinguishment if the lender legally releases the Company based on the criteria set forth in the debt agreement and the CARES Act.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP”) and pursuant to the reporting and disclosure rules and regulations of the Securities Exchange Commission (“SEC”) for all periods presented.

On June 29, 2020 the Company entered into a membership interest purchase agreement (the “MIP”) with OPES Acquisition Corp. (“OPES”) whereby the Company is expected to become a publicly held company. Therefore, these consolidated financial statements include the application of U.S. GAAP for public entities. Refer to Note 10 Subsequent Events for additional discussion on the MIP with OPES.

Principles of Consolidation

The consolidated financial statements present the consolidated financial position, results from operations and cash flows of BurgerFi International, LLC, a Delaware limited liability company, and its wholly owned subsidiaries, BF Restaurant Management LLC, a Florida limited liability company and BF Commissary, LLC (“BF Commissary”), a Florida limited liability company. BF Restaurant Management LLC, (BFRM), owns and/or operates fifteen restaurants across Florida, one in Philadelphia, and one in New York. BFRM is made up of the following owned subsidiaries:

BurgerFi-Delray Beach, LLC, a Delaware limited liability company

BF Coral Springs, LLC, a Florida limited liability company

BF City Place-West Palm, LLC, a Florida limited liability company

BF Commack, LLC, a Florida limited liability company

BF Jupiter, LLC, a Florida limited liability company

BF Philadelphia, LLC, a Florida limited liability company

BF West Delray, LLC, a Florida limited liability company

BF LBTS, LLC, a Florida limited liability company

BGM Pembroke Pines, LLC, a Florida limited liability company

BF Jacksonville Town Center, LLC, a Florida limited liability company

BF Jacksonville Riverside, LLC, a Florida limited liability company

BF Delray-Linton, LLC, a Florida limited liability company

BF Pines City Center, LLC, a Florida limited liability company

BF Boynton Beach, LLC, a Florida limited liability company

BF Dania Beach, LLC, a Florida limited liability company

BF Ft Myers-Daniels, LLC, a Florida limited liability company

BF Boca Raton, LLC, a Florida limited liability company

All material balances and transactions between the entities have been eliminated in consolidation.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Segment Reporting

The Company owns and operates BurgerFi restaurants in the United States, and also have domestic and international franchisees. The chief operating decision makers (the “CODMs”) are the Company’s President, Chief Operating Officer and Chief Financial Officer. As the CODMs review financial performance and allocate resources at a consolidated level on a recurring basis, the Company has one operating reporting segment and one reportable segment.

Variable Interest Entities

For VIE(s), the Company assesses whether the Company is the primary beneficiary as prescribed by the accounting guidance on the consolidation of VIE. The primary beneficiary of a VIE is the party that has the power to direct the activities that most significantly impact the performance of the entity and the obligation to absorb the losses or the right to receive the benefits that could potentially be significant to the entity.

The Company has evaluated its business relationships with franchisees to identify potential VIEs. While the Company holds a variable interest in some of the franchised restaurants owned by an affiliated entity, the Company is not the primary beneficiary since it does not have the power to direct the activities of these franchised restaurants. As a result, the Company does not consolidate those VIEs. At December 31, 2019, the Company is a guarantor for seven operating leases for those entities, BF Secaucus, LLC; BF Tallahassee, LLC; BF Fort Myers, LLC; BF NY82, LLC; BF Naples Tamiami, LLC; and BF Naples Immokalee. Additionally, the Company is a guarantor for a lease for The Burger Bunch, LLC, an unrelated party. The Company may become responsible for the payments under its guarantee. The Company has determined that its maximum exposure to loss on the VIEs that it is not the primary beneficiary on results from the lease guarantees amounts to approximately $7,200,000.

Additionally, on April 23, 2018 (the “Takeover Date”), the Company entered into an asset purchase and management agreement (the “APM”) with a multiple unit franchisee. The APM allowed the Company to acquire the assets of two of the franchisee’s restaurants for the consideration of the Company making the monthly principal and interest payments on the franchisee’s three bank loans through 2027. The closing on asset purchase would occur only when the debt was paid in full. The outstanding principal on the loans was approximately $1,291,000 on the Takeover Date. The APM allowed the Company to take over the management and operation of the two restaurants with full control over all operational decision making. Under the APM, the Company provides all capital for all of the restaurants’ expenditures it deems appropriate, and pays all costs and expenses associated with the operations. All cash flow and profits or losses derived from the operations after the Takeover Date belong to the Company. The Company has evaluated the franchisee which is a party to the APM for VIE accounting under ASC 810 “Consolidation” and has determined that the franchisee under the APM is a VIE and that the Company is the primary beneficiary, effective on the Takeover Date. Therefore, the Company has consolidated the franchisee that owned two restaurants as a business combination under ASC 805 Business Combinations.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

The acquisition is accounted for as a business combination under the acquisition method as of the Takeover Date, and accordingly, the results of its operations are included in the Company’s consolidated financial statements from that date. Net sales for the consolidated VIE were approximately $2.4 million and net income was $93,364 from the Takeover Date through December 31, 2018. The Company is unable to disclose the amount of sales and net income or loss from January 1, 2018 to the Takeover Date as they have been unable to obtain the information from the prior operator and we do not believe the information is material for the period from January 1, 2018 to the Takeover Date, April 23, 2018.

The consideration was the fair value of the three loans at the Takeover Date and the assets are recorded based on the fair values of the assets acquired, net of current liabilities as of the Takeover Date as follows:

Cash	$39,097
Accounts Receivable	960
Inventory	28,387
Other current assets	24,070
Property & equipment	1,126,000
Other assets	4,390
Current liabilities	(330,006)

Net tangible and identifiable intangible assets acquired	892,898

Goodwill	397,621

Net assets acquired	$1,290,519

The Company incurred transaction costs of approximately $10,000 which are included in general and administrative expenses in the accompanying consolidated statement of income for the year ended December 31, 2018.

Included in the consolidated financial statements are the following from variable interest entities for which the Company is the primary beneficiary:

	December 31, 2019	December 31, 2018
Cash	$3,385	$3,385
Property and equipment	853,343	1,014,435
Goodwill	397,621	397,621
Total Assets	$1,254,349	$1,415,441

Current notes payable	$1,207,072	$180,026
Notes payable – net of current portion	-	1,112,737
Total liabilities	1,207,072	1,292,763
Total members’ equity	47,277	122,678
Total Liabilities and Members’ Equity	$1,254,349	$1,415,441

The three loans are collateralized by the VIEs’ assets and the creditors of the loans do not have recourse to the general credit of the Company. The carrying value of the VIEs assets which collateralize the loans are noted above.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less as cash equivalents. Cash and cash equivalents also include approximately $339,000 and $132,000 as of December 31, 2019 and 2018, respectively, of amounts due from commercial credit card companies, such as Visa, MasterCard, Discover, and American Express, which are generally received within a few days of the related transactions. At times, the balances in the cash and cash equivalents accounts may exceed federal insured limits.

Restricted Cash

Restricted cash consists of (i) cash collected (net of redemptions) from gift cards, (ii) cash balances for the advertising co-op, (iii) Level-up loyalty program cash collections, and (iii) initial franchise deposits in escrow. The Company is the custodian of these account balances, but these accounts are in place for specific, restricted purposes, which typically are resolved within twelve months. The Company classifies the restricted cash accounts as current assets.

Accounts receivable

Accounts receivable consist of amounts due from franchisees for training and royalties and are stated at the amount invoiced. Accounts receivable are stated at the amount management expects to collect from balances outstanding at year end. Management provides for probable uncollectible amounts through a charge to earnings and a credit to allowance for uncollectible accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for uncollectible accounts and a credit to accounts receivable. The allowance for uncollectible accounts was approximately $65,000 at December 31, 2019 and $50,000 at December 31, 2018.

Inventories

Inventories primarily consist of food and beverages. Inventories are accounted for at lower of cost or net realizable value using the first-in, first-out (FIFO) method. Spoilage is expensed as incurred.

Property and Equipment

Property and equipment is carried at cost, net of accumulated depreciation. Depreciation is provided by the straight-line method over an estimated useful life. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the asset (generally up to ten years) or the term of the related lease. The estimated lives for machinery and equipment, computer equipment, furniture and fixtures, and vehicles range from five to seven years.  Maintenance and repairs which are not considered to extend the useful lives of the assets are charged to operations as incurred. Expenditures for additions and improvements are capitalized. Expenditures for renewals and betterments, which materially extend the useful lives of assets or increase their productivity, are capitalized. The Company capitalizes construction costs during construction of the restaurant and will begin to depreciate them once the restaurant is placed in service. Wage costs directly related to and incurred during a restaurant’s construction period are capitalized. Interest costs incurred during a restaurant’s construction period are capitalized. Upon sale or retirement, the cost of assets and related accumulated depreciation and amortization are removed from the accounts and any resulting gains or losses are included in operating expense.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments recognized for the years ended December 31, 2019 and 2018.

Goodwill

As of December 31, 2019 and 2018, in connection with the APM described above, the Company has a balance of approximately $398,000 of goodwill on its consolidated balance sheet. The Company accounts for goodwill in accordance with FASB ASC No. 350, Intangibles—Goodwill and Other (“ASC 350”). ASC 350 requires goodwill to be reviewed for impairment annually, or more frequently if circumstances indicate a possible impairment. The Company evaluates goodwill in the fourth quarter or more frequently if management believes indicators of impairment exist. Such indicators could include but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator.

The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount, including goodwill. If management concludes that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, management conducts a quantitative goodwill impairment test. This impairment test involves comparing the fair value of the reporting unit with its carrying value (including goodwill). The Company estimates the fair values of its reporting unit using a combination of the income, or discounted cash flows approach and the market approach, which utilizes comparable companies’ data. If the estimated fair value of the reporting unit is less than its carrying value, a goodwill impairment exists for the reporting unit and an impairment loss is recorded. There were no impairments of goodwill recognized for the years ended December 31, 2019 and 2018.

Recently Adopted Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”) that updated and replaced existing revenue recognition guidance. The guidance includes a five-step framework to determine the timing and amount of revenue to recognize related to contracts with customers. Additionally, the guidance requires new and significantly enhanced disclosures about the nature, amount, timing and uncertainty of revenue and cash flows from customer contracts as well as judgments made by a company when following the framework.

Revenue from Contracts with Customers

On January 1, 2019, the Company adopted ASC 606, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2019. The Company elected a practical expedient to aggregate the effect of all contract modifications that occurred before the adoption date, which did not have a material impact to the consolidated financial statements. Results for reporting periods beginning on or after January 1, 2019 are presented under ASC 606. Prior period amounts were not revised and continue to be reported in accordance with ASC 605, the accounting standard then in effect.

Upon transition, on January 1, 2019, we recorded a decrease to opening members’ equity of $1,201,546, with a corresponding decrease of $348,730 in current deferred initial franchise fees liability, and an increase of $1,550,276 in long-term deferred initial franchise fee liabilities.

Revenue Recognition Under ASC 606

Revenue consists of restaurant sales and franchise licensing revenue. Generally, revenue is recognized as performance obligations transfer to the customer in an amount that reflects the consideration we expect to be entitled in exchange for those goods or services.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Restaurant Revenues

Revenue from restaurant sales is presented net of discounts and recognized when food, beverage and retail products are sold. Sales tax collected from customers is excluded from restaurant sales and the obligation is included in sales tax payable until the taxes are remitted to the appropriate taxing authorities. Sales from our gift cards are deferred and recognized upon redemption for goods or services. Revenues are reported gross on the accompanying consolidated statements of income and members’ equity with employee complimentary meals recorded as a component of labor expenses. Revenue from restaurant sales are generally paid at the time of sale. Credit cards and delivery service partners sales are generally collected within 2-3 days.

The revenue from electronic gift cards is deferred when purchased by the customer and revenue is recognized when the gift cards are redeemed. The Company is a Delaware limited liability company and is subject to Delaware escheatment laws. Delaware escheatment laws state that gift cards are presumed to be abandoned after five years and the balance remitted should represent the maximum cost to the issuer of merchandise. The accounting for the restaurant revenues were not impacted by the adoption of ASC 606.

BFI contracts with delivery service partners for delivery of goods and services to customers. The Company has determined that the delivery service partners are agents, and the Company is the principal. Therefore, restaurant sales through delivery services are recognized at gross sales and delivery service revenue is recorded as expense.

Revenues from BF Commissary

BF Commissary, which commenced operations in 2019, produces and sells BurgerFi’s vegetable burgers to a distributer based on agreed-upon cost plus freight cost. The Company recognizes revenue upon pick-up of orders at the designated pick up points or when the distributor obtains control of the products. For the year ended December 31, 2019, the Company recognized revenue of $709,876 from BF Commissary and is presented as part of restaurant sales in the consolidated statements of income.

Franchise Revenues

The franchise agreements require the franchisee to pay an initial, non-refundable fee of $37,500 and continuing fees based upon a percentage of sales. Owners can make a deposit equal to 50% of the total franchise fee to reserve the right to open additional locations. The remaining balance of the franchise fee is due upon signing by the franchisee of the applicable location’s lease or mortgage. Franchise agreements and deposit agreements outline a schedule for store openings. Failure to meet the schedule can result in forfeiture of deposits made.

Franchise revenue is comprised of certain initial franchise fees and ongoing sales-based royalty fees from a franchised BurgerFi restaurant. Generally, the licenses granted to develop, open and operate each BurgerFi franchise in a specified territory are the predominant performance obligations transferred to the licensee in our contracts, and represent symbolic intellectual property. Ancillary promised services, such as training and assistance during the initial opening of a BurgerFi restaurant are typically combined with the licenses and considered as one performance obligation per BurgerFi franchise. Certain initial services such as site selection and lease review are considered distinct services that are recognized at a point in time when the performance obligations have been provided, generally when the BurgerFi has been opened. We determine the transaction price for each contract and allocate it to the distinct services based on their standalone selling price based on the costs to provide the service and a profit margin. The remainder of the transaction price is recognized over the remaining term of the franchise agreement once the BurgerFi restaurant has been opened. Because we are transferring licenses to access our intellectual property during a contractual term, revenue is recognized on a straight-line basis over the license term. Generally, payment for the initial franchise fee is received upon execution of the licensing agreement These payments are initially deferred and recognized as revenue as the performance obligations are satisfied.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Franchise deposits received in advance for locations not expected to open within one year are classified as long-term liabilities. Forfeiture of deposits is recognized as other revenue once contracts have been terminated for failure to comply. All terminations are communicated to the franchisee in writing using formal termination letters.

Revenue from sales-based royalties (i.e. royalty and other fees, brand development and advertising co-op royalties) is recognized as the related sales occur. The sales-based royalties are invoiced and collected from the franchisees on a weekly basis. Rebates from vendors received on franchisee’s sales are also recognized as revenue from sales-based royalties.

Prior to the adoption of ASC 606, initial franchise fees were recorded as deferred revenue when received and proportionate amounts were recognized as revenue when a licensed BurgerFi opened and all material services and conditions related to the fee were substantially performed. Sales-based royalty fees were recorded as revenue when sales occurred.

Revenue recognized during the year ended December 31, 2019 under ASC 606 and revenue that would have been recognized during the year ended December 31, 2019 had ASC 605 been applied is as follows:

	As reported under ASC 606	If reported under ASC 605	Increase (decrease)
Restaurant sales	$23,145,129	$23,145,129	$-
BF Commissary sales	709,876	709,876	-
Franchise revenue
Sales-based royalties	6,804,720	6,804,720	-
Brand development and advertising co-op royalties	1,720,087	-	1,720,087
Initial franchise fees	254,094	1,239,875	(985,781)
Initial distinct services	203,843	-	203,843
Rebates from vendors	564,693	-	564,693
Other revenue - terminations of franchises	824,938	-	824,938
Total revenue	$34,227,380	$31,899,600	$2,327,780

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Revenue recognized during the year ended December 31, 2019 (under ASC 606) and the year ended December 31, 2018 (under ASC 605) disaggregated by type is as follows:

	December 31 2019	December 31 2018
Restaurant sales	$23,145,129	$20,859,629
BF Commissary sales	709,876	-
Franchising revenue:
Sales-based royalties	6,804,720	7,105,506
Rebate royalties	564,693	-
Brand development and advertising co-op royalties	1,720,087	-
Initial franchise fees	254,094	493,125
Initial distinct services	203,843	-
Other revenue - terminations of franchises	824,938	300,000
Total revenue	$34,227,380	$28,758,260

The following table shows the Company’s revenues disaggregated according to the timing of transfer of goods or services:

Years ended December 31,	2019
Revenue recognized at a point in time
Restaurant revenue	$23,145,129
BF Commissary sales	709,876
Royalty and other fees	7,369,413
Terminated franchise fees	824,938
Brand development and advertising co-op royalties	1,720,087
Franchising revenue – distinct initial services	203,843
Total revenue recognized at a point in time	$33,973,286

Revenue recognized over time
Franchising fees	254,094
Total revenue recognized over time	254,094
Total Revenue	$34,227,380

The aggregate amount of the transaction price allocated to performance obligations that are unsatisfied (or partially unsatisfied) as of December 31, 2019 is $4,687,921. The Company expects to recognize this amount as revenue over a long-term period, as the license term for each BurgerFi franchise is 10 years. This amount excludes any variable consideration related to sales-based royalties.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Contract Balances

Opening and closing balances of contract liabilities and receivables from contracts with customers for the years ended December 31, 2019 and 2018 are as follows:

	December 31
	2019	2018
Franchising receivables	$369,168	$278,189
Advertising co-op funds	158,581	68,538
Gift card liability	585,827	445,213
Deferred revenue, current	438,085	787,500
Deferred revenue, long-term	4,249,836	3,148,125

Revenue recognized during the year ended December 31, 2019, which was included in the balance of deferred franchise revenue at the beginning of the period is $1,282,959.

Revenue Recognition under ASC 605

Restaurant Revenues

The Company recognizes revenue from sales of food and beverage when payment is tendered at the point of sale. Revenues are reported gross on the accompanying statements of income with employee complimentary meals recorded as a component of labor expenses and customer complimentary meals and sales incentives recorded as a component of operating expenses. The revenue from electronic gift cards is deferred when purchased by the customer and revenue is recognized when the gift cards are redeemed or at the time redemption of the gift cards is considered remote. The Company is a Delaware limited liability company and is subject to Delaware escheatment laws. Delaware escheatment laws state that gift cards are presumed to be abandoned after five years and the balance remitted should represent the maximum cost to the issuer of merchandise.

Franchise Revenues

The Company generates revenues from franchising through individual franchise agreements. Franchise revenues are recognized in accordance with FASB Accounting Standards Codification (ASC) 952, Franchisors, which requires deferral until substantial performance of franchisor obligations is complete. When an individual franchise is sold, the Company agrees to provide certain services to the franchisee including assistance in site selection and development, training personnel, opening assistance, and access to prototype plans and manuals.

The franchise agreements require the franchisee to pay an initial, non-refundable fee of $37,500 and continuing fees based upon a percentage of sales. Owners can make a deposit equal to 50% of the total franchise fee to reserve the right to open additional locations. The remaining balance of the franchise fee is due upon signing by the franchisee of the applicable location’s lease or mortgage. Franchise agreements and deposit agreements outline a schedule for store openings. Failure to meet the schedule can result in forfeiture of deposits made.

Revenues from initial franchise fees are recognized as income when all services related to the initial fee have been performed and the related restaurant is opened for business.

Franchise deposits received in advance for locations not expected to open within one year are classified as long-term liabilities. Forfeiture of deposits is recognized as revenue once contracts have been terminated for failure to comply. All terminations are communicated to the franchisee in writing using formal termination letters.

Initial franchise fees and the related direct costs are deferred until the franchisee begins operations. An analysis of deferred revenues is as follows:

Years ended December 31,	2018
Balance, beginning of period	$4,123,125
Initial franchise fees received	521,250
Revenue recognized for stores opened during period	(408,750)
Revenue recognized related to franchise agreement default	(300,000)
Balance, end of period	$3,935,625

Continuing royalty fees are generally provided for in the franchise agreements as a percent of franchise gross sales. Royalty revenues are recognized as income in the same period in which the franchisees’ sales occur.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Presentation of Sales Taxes

The Company collects sales tax from customers and remits the entire amount to the respective states. The Company’s accounting policy is to exclude the tax collected and remitted from revenues and cost of sales. Sales tax payable amounted to approximately $142,000 and $131,000 at December 31, 2019, 2018, respectively, and is presented in accrued expenses and other current liabilities in the accompanying consolidated balance sheets.

On June 21, 2018, the U.S. Supreme Court issued a landmark decision in South Dakota v. Wayfair. The Company has assessed the current guidance surrounding the court case and does not believe the Wayfair decision materially impacts its sales and use tax process. The Company continues to monitor changes resulting from the Wayfair decision.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company places its temporary cash investments with financial institutions and during 2019 and 2018, there were amounts on deposit in excess of federal insurance limits.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expenses for the years ended December 31, 2019 and 2018 were approximately $702,000 and $941,000, respectively, including amounts paid to the brand development and advertising co-op fund, as described below.

Brand Development Fund

The Company’s franchise agreements provide for franchisee contributions of a percentage of gross restaurant sales to a brand development fund administered by the Company. Amounts collected are required to be segregated and used for advertising and related costs, including reasonable costs of administering the fund. Contributed amounts are recognized as restricted cash. At December 31, 2019, the Company had revenue of approximately $1,455,000 of contributions which are included in the brand development and advertising co-op royalties and approximately $1,506,000 of expenses incurred which are included in the brand development and Co-op advertising expenses. At December 31, 2018, the Company had approximately $521,000 of expenses incurred in excess of contributions received which is included as brand development and co-op advertising expenses in the consolidated statements of income.

Advertising Co-Op Fund

During 2017, the Company established an advertising Co-Op fund in which several of the South Florida franchises participate.  The members of the Co-Op elect to contribute a percentage of gross restaurant sales to a fund administered by the Company. Amounts collected are required to be segregated and used for local advertising and related costs, including reasonable costs of administering the fund. Consequently, contributed amounts, net of expended funds are recognized as restricted cash. At December 31, 2019, the Company had revenue of approximately $265,000 of contributions and approximately $226,000 of expenses incurred which are included in the -brand development and co-op royalties and brand development and co-op advertising expenses, respectively. At December 31, 2018, the Company had approximately $281,000 of expenses incurred in excess of contributions received which is presented as brand development and Co-op advertising expenses in the consolidated statements of income.

Pre-opening Costs

The Company follows ASC Topic 720-15, “Start-up Costs”, which provides guidance on the financial reporting of start-up costs and organization costs. In accordance with this ASC Topic, costs of pre-opening activities and organization costs are expensed as incurred. Pre-opening costs expensed were approximately $425,000 and $24,000 for the years ended 2019 and 2018, respectively.

Deferred Rent

Rent expense on non-cancelable leases containing known future scheduled rent increases or free rent periods is recorded on a straight-line basis over the respective lease term. The lease term begins when the Company has the right to control the use of the leased property and includes the initial non-cancelable lease term plus any periods covered by renewal options that the Company is reasonably assured of exercising. The difference between rent expense and rent paid is accounted for as deferred rent and is amortized over the lease term.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Operating Leases

The Company leases restaurant locations that have terms expiring between December 2020 and March 2035. The initial obligation period is generally 10 years. The restaurant facilities primarily have renewal clauses for two 5-year period or one 10-year period, exercisable at the option of the Company. The Company includes one 5-year renewal option in its lease term.

Certain lease agreements contain one or more of the following: tenant improvement allowances, rent holidays, rent escalation clauses and/or contingent rent provisions. The Company includes scheduled rent escalation clauses for the purpose of recognizing straight-line rent. Certain of these leases require the payment of contingent rentals based on a percentage of gross revenues, as defined, and certain other rent escalation clauses are based on the change in the Consumer Price Index. The Company received cash incentives from certain landlords for specified leasehold improvements which are deferred and accreted on a straight-line basis over the related lease term as a reduction of rent expense.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under the provisions of the Internal Revenue Code and similar state provisions. Partnerships generally are not subject to Federal and state income taxes. In lieu of corporation income taxes, the partners reflect their respective share of the Company’s taxable income or loss on their individual income tax returns. Accordingly, no provision for income taxes has been included in the accompanying consolidated financial statements.

There were neither liabilities nor deferred tax assets relating to uncertain income tax positions taken or expected to be taken on the tax returns.

The Company utilizes a two-step approach for recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority.

The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. There were no amounts recorded at December 31, 2019 and 2018 related to uncertain tax positions, interest or penalties.

New Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, which requires lessees to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months and disclose certain information about the leasing arrangements. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This guidance became effective for fiscal years beginning after December 15, 2018 for public entities, except for “emerging growth companies” (as defined in Section 2(a) of the Securities Act and as modified by the Jumpstart Our Business Startups Act of 2012) and for fiscal years beginning after December 15, 2019 for all other entities. However, in April 2020, the FASB voted to defer the effective date of ASC 842 for private companies and certain not-for-profit entities for one year. As such, this will be effective for fiscal years beginning after December 15, 2021. Since the Company will qualify as an “emerging growth company” after the closing of the MIP with OPES, it is exempted from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

The FASB issued ASU Update 2016-13, Financial Instruments - Credit Losses (“Topic 326”) in June 2016, subsequently amended by various standard updates. This guidance replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information when determining credit loss estimates and requires financial assets to be measured net of expected credit losses at the time of initial recognition. This guidance is effective for annual and interim reporting periods beginning after December 15, 2019, for public entities and using a modified retrospective adoption method. ASU 2019-10 deferred the effective date for smaller reporting companies and all other entities until years beginning after December 15, 2022. Early adoption is permitted.

In December 2019, the FASB issued Update 2019-12, Income Taxes (“Topic 740”) as part of its Simplification Initiative. This guidance provides amendments to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This guidance is effective for annual and interim reporting periods beginning after December 15, 2020, and early adoption is permitted. We are currently evaluating the full impact this guidance will have on our consolidated financial statements.

In March 2020, the FASB issued Topic 848 Reference Rate Reform to provide optional guidance for a limited period of time, from March 12, 2020 through December 31, 2022, to ease the burden of financial reporting due to reference rate reform. An entity can elect to utilize the guidance at any time during the period.

The Company is evaluating the effect this guidance will have on the consolidated financial statements and related disclosures.

2.	Restricted Cash

Restricted cash consisted of the following as of:

December 31,	2019	2018
Gift cards purchased	$504,682	$445,213
Advertising co-op funds	158,581	68,538
LevelUp loyalty program	63,742	-
Initial franchise deposits in escrow	-	37,495

Total Restricted Cash	$727,005	$551,246

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

3.	Property & Equipment

Property and equipment consisted of the following:

December 31,	2019	2018
Leasehold improvements	$5,723,684	$4,293,900
Machinery & equipment	2,821,136	1,898,000
Computer equipment	560,085	472,457
Furniture & fixtures	1,277,775	1,280,300
Vehicles	50,000	50,000
	10,432,680	7,994,657
Less: Accumulated depreciation and amortization	4,132,062	3,336,216

Property and equipment – net	$6,300,618	$4,658,441

4.	Related Party Transactions

The Company is affiliated with various entities through common control and ownership. The accompanying consolidated balance sheets reflect amounts related to periodic advances between the Company and these entities for working capital and other needs as due from related companies or due to related companies, as appropriate. The amounts due from related companies are not expected to be repaid within one year and accordingly, are classified as non-current assets in the accompanying consolidated balance sheets. These advances are unsecured and non-interest bearing.

There were approximately $3,612,000 and $5,991,000 included as due from related companies, and $271,000 and $924,000 included as due to related companies in the consolidated balance sheets, as of December 31, 2019 and 2018, respectively

During 2019 and 2018, the Company received royalty revenues from franchisees related through common control and ownership totaling approximately $1,182,000 and $1,055,000, respectively.

The Company pays certain payroll and administrative fees on behalf of the entities under common ownership. A management fee is then billed to the respective entities to cover these costs. Management fees are included as reductions to the related operating expenses. During 2019, the Company billed approximately $60,000 of management fees. During 2018, the Company billed approximately $504,000 of management fees of which $504,000 are included as due from related companies as of December 31, 2018.

The Company leases building space for its corporate office from an entity under common ownership with its member on a month-to-month basis starting in 2012. Rent expense for each of the years ended December 31, 2019 and 2018 was approximately $160,000.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

5.	Other Assets

Other assets consisted of the following:

December 31,	2019	2018
Liquor license	$210,000	$210,000
Lease Acquisition Costs, net of accumulated amortization	47,518	77,528
Trademark	25,000	25,000
Deposits and other non-current assets	190,176	194,412

Other assets	$472,694	$506,940

Liquor license is considered to have an indefinite life and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. No impairments were recognized for the years ended December 31, 2019 and 2018.

6.	Commitments and Contingencies

Leases

The Company has entered into operating leases for each of the nine restaurants owned and operated by BF Restaurant Management, LLC. Rent expense for the restaurants during the years ended December 31, 2019 and 2018 was approximately $2,013,000 and $1,868,000, respectively. These lease agreements expire on various dates through 2026 and have renewal options. Approximate future minimum payments on these operating leases for the years ended December 31 are as follows:

2020	$1,502,000
2021	1,960,000
2022	1,875,000
2023	1,897,000
2024	1,333,000
Thereafter	3,223,000

Contingencies

BurgerFi International, LLC filed a lawsuit against a franchisee and its principals seeking declaratory judgments and damages in an amount to be proven at trial for various breaches of the applicable franchise agreements resulting from the defendants’ closure of a restaurant, their failure to open a second restaurant, and their operational defaults at the closed restaurant. In April 2016, the defendants filed a counterclaim, asserting that they had no responsibility for their losses, and instead, alleged that the Company engaged in breach of contract, fraud, misrepresentation, conversion in connection with the operation of the restaurant, and various other allegations, seeking damages of over $5 million. The case is pending before the court. On December 30, 2016, the court stayed the case pending the resolution of bankruptcy filings made by some of the defendants. No further action has occurred.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

A franchisee filed a suit against BurgerFi International, LLC seeking unspecified damages in connection with plaintiff’s execution of franchise agreements for the development of 11 BurgerFi restaurants in certain specified trade areas. The franchisee alleges that BurgerFi International, LLC fraudulently induced the franchisee to enter into these agreements, and claimed fraud in the inducement, negligent misrepresentation, breach of implied covenant of good faith and fair dealing, violation of FDUTPA and Florida’s Franchise Misrepresentation Act by BurgerFi International, LLC. Management denies any wrongdoing and believes the claims to be baseless. The Company filed a counterclaim for breach of contract and intends to pursue its claim against the plaintiff. The plaintiff has moved to dismiss the Company’s counterclaim, which remains pending. While management intends to vigorously dispute the claims if continued in the court system, the parties have reached a settlement in principal. No further action has occurred.

On December 1, 2019, a complaint was filed by a former officer of the Company (“Plaintiff”) against BurgerFi International, LLC for certain alleged breaches of an employment agreement. BurgerFi International, LLC filed a motion to dismiss the complaint on February 13, 2020. On May 20, 2020, the motion to dismiss was heard being granted in part and denied in part. The portion of the complaint not dismissed was answered by BurgerFi International, LLC with affirmative defenses raised on July 7, 2020.The plaintiff served various discovery requests (including notices of non-party subpoenas) on July 9, 2020 as well as a motion to strike BurgerFi International, LLC’s affirmative defenses on July 16, 2020. BurgerFi International, LLC filed objections to the non-party subpoenas on July 20, 2020.

On July 8, 2020, the Company received a letter from an attorney hired on behalf of a former employee of the Company. This former employee was terminated for cause on May 5, 2020. This letter claims that the former employee was terminated wrongfully by the Company. The Company is of the opinion that allegations in this letter lack merit. We have reported the claim to our insurance carrier and outside counsel has been retained. Our counsel sent a letter to this former employee’s attorney lawyer denying all claims and the parties met for mediation on September 4, 2020, but were unable to resolve this matter We feel that all claims are meritless, and we plan to vigorously defend these allegations.

Management is unable to determine the likelihood of a loss or range of loss, if any, which may result from the cases described above, therefore, no contingent liability has been recorded as of December 31, 2019.

The Company is subject to other legal proceedings and claims that arise during the normal course of business. Management believes that any liability, in excess of applicable insurance coverages or accruals, which may result from these claims, would not be significant to the Company’s financial position or results of operations.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

7.	Line of Credit

Line of Credit

Effective July 13, 2018, the Company entered into a $2,000,000 revolving line of credit agreement (“LOC”) with a bank. The LOC’s original maturity date was July 13, 2020 and has been extended to July 13, 2021. On October 31, 2019, the LOC was amended to increase the amount available under the LOC from $2,000,000 to $5,000,000. The Company has an outstanding balance on the revolving line credit of $2,317,000 as of December 31, 2019. The majority member of the Company and his Family Trust are guarantors of, and the Family Trust is a pledger of collateral, for the Company’s obligations to the bank under the line of credit agreement. The annual interest on advances under the LOC is equal to the LIBOR Daily Floating rate plus 0.75%.

8.	Notes Payable

Notes Payable

	December 31, 2019	December 31, 2018

Installment note payable to bank, monthly payments of $8,638, including interest at 7.75%, principal and interest due at the earlier of, September 23, 2024 or the date of the Company’s termination of the APM (see Note 1). This note is secured by equipment, and is guaranteed by the franchisee under the APM, its members and their affiliates. As of December 31, 2019, this note is in default and classified as current. The Company elected not to continue payment while negotiating with the banks to release the lien on the restaurant assets which the Company is managing under the APM. No recourse to the general credit of the Company.	$468,080	$511,698

Installment note payable to bank, monthly payments of $3,564, including interest at 5.3%, principal and interest due at the earlier of May 17, 2027 or the date of the Company’s termination of the APM (see Note 1). This note is secured by equipment, guaranteed by the franchisee under the APM, its members and their affiliates. As of December 31, 2019, this note is in default and classified as current. The Company elected not to continue payment while negotiating with the banks to release the lien on the restaurant assets which the Company is managing under the APM. No recourse to the general credit of the Company.	258,109	286,304

Installment note payable to bank, monthly payments of $2,883, including interest at 5.0%, principal and interest due the earlier of August 4, 2026 or the date of the Company’s termination of the APM (see Note 1). This note is secured by equipment, guaranteed by the franchisee under the APM, its members and their affiliates. As of December 31, 2019, this note is in default and classified as current. No recourse to the general credit of the Company.	409,177	423,055

Other notes payable No recourse to the general credit of the Company.	71,706	71,706

Total notes payable	$1,207,072	$1,292,763

Less: current portion	(1,207,072)	(180,026)

Total notes payable - long-term portion	$-	$1,112,737

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

9.	Supplemental Disclosure of Noncash Activities

During 2018, one of the members contributed their interest in a franchise location to the Company. The total non-cash component of the transaction consisted of the following:

Fixed assets	$152,141
Inventory and other assets	145,349
Amounts due to related companies	(277,301)
Accounts payable and other liabilities	(79,739)
Members equity	(28,204)

Total cash contributed	$87,754

As described in Note 1, on the Takeover Date, the Company entered into the APM resulting in the consolidation of the franchisee for debt totaling approximately $1,291,000, non-cash tangible assets of approximately $1,183,000, intangible assets of approximately $398,000, and other liabilities of approximately $330,000.

10.	Subsequent Events

The Company has evaluated events and transactions that occurred between December 31, 2019 and September 25, 2020, which is the date that the consolidated financial statements were available to be issued for possible recognition or disclosure in the consolidated financial statements.

As discussed in Note 1, the WHO classified the COVID-19 outbreak as a pandemic in March 2020, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. The Company has experienced a significant decrease in revenue in March and April of 2020 as compared to the prior year due to temporary closures of certain restaurants and reduced revenues at those restaurants which remain open. Management is actively monitoring the situation and the potential impact on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the future effects of the COVID-19 outbreak on its results of operations, financial condition or liquidity, however, if the pandemic continues, it may have a significant adverse effect on the Company’s results of future operations, financial position, and liquidity in fiscal year 2020.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

On March 27, 2020, the CARES Act was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions and technical corrections to tax depreciation methods for qualified improvement property.

It also appropriated funds for the SBA Paycheck Protection Program loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19. From May 4, 2020 to May 11, 2020, the Company received funding of approximately $2.2 million from loans under the SBA Paycheck Protection Program. The application for these funds requires the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further requires the Company to take into account our current business activity and our ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on the Company having initially qualified for the loan and qualifying for the forgiveness of such loan based on our future adherence to the forgiveness criteria.

In February 2020, the Company entered into an asset purchase agreement with an unrelated third party for the sale of substantially all of the assets used in connection with the operation of BF Dania Beach, LLC for an aggregate purchase price of $1,299,000. During January to March 2020, the Company received three cash deposits totaling $906,500 in connection with this transaction. The closing of this transaction has been delayed due to the uncertainty of the COVID-19 outbreak. In the event the transaction is terminated, the Company will keep operating the restaurant, and return the $906,500 to the unrelated third-party purchaser.

In April 2020, the Company entered into an asset purchase agreement with a franchisee to purchase substantially all of the assets of a franchised store for an aggregate purchase price of $1,250,000. This purchase price consisted of: (a) $650,000 cash paid at closing and (b) a $600,000 promissory note to the franchisee.

On June 29, 2020, OPES entered into the MIP with the Company, members of the Company and BurgerFi Holdings, LLC wherein OPES will purchase 100% of the membership interests of the Company resulting in the Company becoming a wholly owned subsidiary of OPES with total acquisition consideration of $100,000,000 payable as follows:

(i)	a cash payment in the aggregate amount of $30,000,000 payable to the Members;

(ii)	$20,000,000 payable either in cash or in shares of OPES common stock valued at $10.60 per share, in the sole and absolute discretion of the OPES Board of Directors; and

(iii)	the issuance in the aggregate of 4,716,981 shares of OPES common stock to the Company’s members.

The members of the Company will be entitled to receive additional acquisition consideration in the form of shares of OPES common stock on a pro-rata basis based on their ownership percentages in the Company, subject to OPES achieving certain share price targets post-closing.

The Company entered into a membership purchase agreement on August 17, 2020 to acquire the 40% non-controlling interest in BF Pembroke Pines, LLC. for a purchase price of $175,000. The closing occurred on August 31, 2020.

Effective August 14, 2020, the Company extended the maturity date on its revolving line of credit until July 13, 2021.

BurgerFi International, LLC and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2020	2019

ASSETS
CURRENT ASSETS
Cash -, including variable interest entities of $3,385 and $3,385, respectively	$2,768,169	$1,689,658
Cash - restricted - Note 2	474,886	727,005
Accounts receivable, net - Note 1	495,990	517,133
Inventory	266,834	249,228
Asset held for sale	755,252	-
Other current assets	174,014	415,960
TOTAL CURRENT ASSETS	4,935,145	3,598,984

PROPERTY & EQUIPMENT, net - Note 3 – including variable interest entities of $727,933 and $853,343, respectively	6,935,589	6,300,618

DUE FROM RELATED COMPANIES - Note 4	5,166,938	3,611,536

GOODWILL – including variable interest entities of $397,621 and $397,621, respectively	1,382,621	397,621

OTHER ASSETS	454,987	472,694

TOTAL ASSETS	$18,875,280	$14,381,453

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,959,552	$1,264,852
Accrued expenses	767,519	544,734
Gift card liability	406,619	585,827
Revolving line of credit	2,664,159	2,317,000
Note payable - current including variable interest entities of $1,207,072 and $1,207,072, respectively which are non-recourse to the general credit of the Company	1,277,542	1,207,072
Current portion deferred initial franchise fees - Note 1	443,174	438,085
Other deposit	906,500	-

TOTAL CURRENT LIABILITIES	8,425,065	6,357,570

NON-CURRENT LIABILITIES
Deferred initial franchise fees, net of current portion - Note 1	4,340,243	4,249,836
Due to related companies - Note 4	26,000	271,448
Notes payable	2,913,606	-
Deferred rent	1,366,887	995,615

TOTAL LIABILITIES	17,071,801	11,874,469

COMMITMENTS AND CONTINGENCIES - Note 6

MEMBERS’ EQUITY - Before non-controlling interest – including variable interest entities of $(78,133) and $47,277	1,803,479	2,492,129

MEMBERS’ EQUITY - Non-controlling interest	-	14,855

TOTAL LIABILITIES AND MEMBERS’ EQUITY	18,875,280	$14,381,453

See accompanying notes to consolidated financial statements.

BurgerFi International, LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

	Nine Months Ended September 30,
	2020	2019

REVENUES
Restaurant Sales - Note 1	$18,892,131	$17,641,150
Royalty and other fees - Note 1	4,686,706	5,373,046
Terminated franchise fees - Note 1	42,620	693,158
Royalties - brand development and co-op - Note 1	1,053,537	1,286,232
Initial franchise fees - Note 1	264,393	342,248
TOTAL REVENUES	24,939,387	25,335,834

Restaurant level operating expenses:
Food, beverage and paper costs	5,046,925	4,669,474
Labor and related expenses	5,482,141	5,784,239
Other operating expenses	4,575,366	3,914,792
Occupancy and related expenses	2,107,795	1,573,992
General and administrative expenses	4,986,598	5,249,747
Depreciation and amortization expense	810,835	589,907
Brand development and co-op advertising expense	1,822,165	1,398,490

TOTAL OPERATING EXPENSES	24,831,825	23,180,641
OPERATING INCOME	107,562	2,155,193
Interest expense	(97,252)	(62,019)
NET INCOME	10,310	2,093,174

Net Income Attributable to Non-Controlling Interests	20,692	37,345
Net Income (Loss) Attributable to Controlling Interests	$(10,382)	$2,055,829

See accompanying notes to consolidated financial statements.

BurgerFi International, LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(Unaudited)

	Controlling Interest	NonControlling Interest	Total Members’ Equity

Balance, December 31, 2018	$3,626,167	$(20,587)	$3,605,580

Net income	2,055,829	37,345	2,093,174

Distributions	(1,631,403)	-	(1,631,403)

Balance, September 30, 2019	$4,050,593	$16,758	$4,067,351

	Controlling Interest	NonControlling Interest	Total Members’ Equity
Balance, December 31, 2019	$2,492,129	$14,855	$2,506,984

Net Income (Loss)	(10,382)	20,692	10,310

Distributions	(678,268)	(35,547)	(713,815)

Balance, September 30, 2020	$1,803,479	$-	$1,803,479

See accompanying notes to consolidated financial statements.

BurgerFi International, LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	September 30,
	2020	2019

CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net Income	$10,310	$2,093,174
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	810,835	589,907
Changes in operating assets and liabilities
Accounts receivable	21,143	(127,410)
Inventory	(2,606)	(93,259)
Other assets	237,144	(16,643)
Accounts payable - trade	694,700	(291,125)
Accrued expenses and gift card liability	43,579	(96,682)
Deferred franchise fees and deposits	95,496	(315,438)
Other liabilities	371,272	104,918

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,281,873	1,847,442

NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES

Purchase of store	(650,000)	-
Deposit on sale	906,500	-
Purchase of property and equipment	(1,928,549)	(1,359,748)
Advances to related companies	(6,873,967)	(8,543,033)
Repayments from related companies	5,073,117	7,507,410

NET CASH USED IN INVESTING ACTIVITIES	(3,472,899)	(2,395,371)

NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Proceeds from revolving line of credit	1,648,000	1,879,000
Payments on revolving line of credit	(1,300,841)	-
Notes payable proceeds	2,406,492	-
Payments on notes payable	(22,418)	(80,613)
Members’ distributions	(713,815)	(1,631,403)

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,017,418	166,984

NET INCREASE (DECREASE) IN CASH AND RESTRICTED CASH	826,392	(380,945)

CASH AND RESTRICTED CASH, beginning of period	2,416,663	2,251,743

CASH AND RESTRICTED CASH, end of period	$3,243,055	$1,870,798

See accompanying notes to consolidated financial statements.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2020 and 2019
(Unaudited)

1.	Nature of Operations and Summary of Significant Accounting Policies

Nature of operations

BurgerFi International, LLC, (a Delaware limited liability company) and Subsidiaries (collectively, the “Company”) is the exclusive franchisor of the BurgerFi concept. The BurgerFi concept is a quick service restaurant offering handcrafted natural Angus gourmet burgers, hot dogs, chicken, fresh cut fries, craft beers, wine and freshly prepared custards in an urban environment. Franchises are sold in restricted geographical territories. The Company has prepared its Franchise Disclosure Document as required by the United States Federal Trade Commission and has registered or will register in those states where required in order to legally sell its franchises. It is currently the Company’s plan to offer franchises for sale in those states where demographics of the population represent a demand for the services. The Company grants franchises to independent operators who in turn pay an initial franchise fee, royalties and other fees as stated in the franchise agreement. The Company is 90% owned by BurgerFi Holdings, LLC, a Delaware limited liability company, and 10% by a trust.

Store activity for the nine months ended September 30, 2020 and the year ended December 31, 2019 is as follows:

	September 30, 2020	December 31, 2019
Franchised stores, beginning of period	117	109
Stores opened during the period	5	15
Stores closed during the period	19	7
Franchised stores, end of period	103	117

	September 30, 2020	December 31, 2019
Company-owned stores, beginning of year	13	11
Stores opened during the year	3	3
Stores closed during the year	0	1
Company-owned stores, end of year	16	13

End of period franchised store totals included five international stores at September 30, 2020 and at December 31, 2019.

In 2018, the Company’s members contributed their interests in one additional restaurant to BF Restaurant Management, LLC, which is 40% owned by an unrelated party, resulting in the presentation of a non-controlling interest in the consolidated financial statements. On August 17, 2020, the Company purchased the membership interests of this 40% unrelated party in full for $175,000. Through the closing date, the non controlling interest recognized net income of $20,692 for the nine months ended September 30, 2020.

During the nine months ended September 30, 2020 and 2019, the Company’s members did not contribute any interests to BF Restaurant Management, LLC.

Liquidity and COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, and deferment of employer side social security payments. As a result of the COVID-19 outbreak, the Company is experiencing temporary closures of certain restaurants and reduced revenues at those restaurants which remain open, which may have a significant impact on the Company’s 2020 revenues and cash flows. However, the Company has taken steps to reduce operating costs through reductions in payroll expenses to conserve cash. Management continues to actively manage and monitor its cash flows and has the ability to further reduce certain expenses as necessary. From May 4, 2020 to May 11, 2020, the Company received approximately $2.2 million from stimulus loans under the SBA Paycheck Protection Program of the CARES Act. As a result, management believes that the Company has sufficient resources to fund its operations through at least twelve months from the date of this report. The stimulus loan bears interest at a fixed rate of 1% per annum, with the first six months of interest deferred, has a term of two years, and is unsecured and guaranteed by the SBA. The Company intends to apply to the lender for forgiveness of the stimulus loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent and other obligations, and covered utility payments incurred by the Company during the permitted period beginning on May 2020, calculated in accordance with the terms of the CARES Act. The Company’s eligibility for the stimulus loan, expenditures that qualify toward forgiveness, and the final balance of the stimulus loan that may be forgiven are subject to audit and final approval by the SBA. To the extent that all or part of the stimulus loan is not forgiven, the Company will be required to pay interest at 1% and, commencing in August 2021 (which is 10 months subsequent to the 24 month forgiveness period). Interest payments will be required through the maturity date in May 2022. The terms of the stimulus loan provide for customary events of default including, among other things, payment defaults, breach of representations and warranties, and insolvency events. The stimulus loan may be accelerated upon the occurrence of an event of default, including if the SBA subsequently reaches an audit determination that the Company does not meet the eligibility criteria.

The stimulus loan is being accounted for under ASC 470, Debt, whereby interest expense is being accrued at the contractual rate and future debt maturities are based on the assumptions that none of the principal balance will be forgiven. Forgiveness, if any, will be recognized as a gain on extinguishment if the lender legally releases the Company based on the criteria set forth in the debt agreement and the CARES Act.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. The Company had experienced a significant decrease in revenue in March and April of 2020 as compared to the prior year due to temporary closures of certain restaurants and reduced revenues at those restaurants which remain open. Management is actively monitoring the situation and the potential impact on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the future effects of the COVID-19 outbreak on its results of operations, financial condition or liquidity, however, if the pandemic continues, it may have a significant adverse effect on the Company’s results of future operations, financial position, and liquidity in fiscal year 2020.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all information and notes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair financial statement presentation have been made. The condensed consolidated results of operations for the nine-month period ended September 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020, or any other future or annual period.

On June 29, 2020, the Company entered into the MIP with OPES whereby the Company is expected to become a publicly held company. Therefore, these condensed consolidated financial statements include the application of U.S. GAAP for public entities. As put forth in the MIP OPES will purchase 100% of the membership interests of the Company resulting in the Company becoming a wholly owned subsidiary of OPES with total acquisition consideration of approximately $100,000,000 payable as follows:

(i) a cash payment in the aggregate amount of $30,000,000 payable to the Members;

(ii) $20,000,000 payable either in cash or in shares of OPES common stock valued at $10.60 per share, in the sole and absolute discretion of the OPES Board of Directors; and

(iii) the issuance in the aggregate of 4,716,981 shares of OPES common stock to the Company’s members.

The members of the Company will be entitled to receive additional acquisition consideration in the form of shares of OPES common stock on a pro-rata basis based on their ownership percentages in the Company, subject to OPES achieving certain share price targets post-closing.

Principles of Consolidation

The consolidated financial statements present the consolidated financial position, results from operations and cash flows of BurgerFi International, LLC, a Delaware limited liability company, and its wholly owned subsidiaries, BF Restaurant Management LLC, a Florida limited liability company and BF Commissary, LLC (“BF Commissary”), a Florida limited liability company. BF Restaurant Management LLC, (BFRM), owns and/or operates fifteen restaurants across Florida, one in Philadelphia, and one in New York. BFRM is made up of the following owned subsidiaries:

BurgerFi-Delray Beach, LLC, a Delaware limited liability company

BF Coral Springs, LLC, a Florida limited liability company

BF City Place-West Palm, LLC, a Florida limited liability company

BF Commack, LLC, a Florida limited liability company

BF Jupiter, LLC, a Florida limited liability company

BF Philadelphia, LLC, a Florida limited liability company

BF West Delray, LLC, a Florida limited liability company

BF LBTS, LLC, a Florida limited liability company

BGM Pembroke Pines, LLC, a Florida limited liability company

BF Jacksonville Town Center, LLC, a Florida limited liability company

BF Jacksonville Riverside, LLC, a Florida limited liability company

BF Delray-Linton, LLC, a Florida limited liability company

BF Pines City Center, LLC, a Florida limited liability company

BF Dania Beach, LLC, a Florida limited liability company

BF Ft Myers-Daniels, LLC, a Florida limited liability company

BF Boca Raton, LLC, a Florida limited liability company

BF Boca Raton – Boca Pointe, LLC, a Florida limited liability company

All material balances and transactions between the entities have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Reporting

The Company owns and operates BurgerFi restaurants in the United States, and also have domestic and international franchisees. The CODMs are the Company’s President, Chief Operating Officer and Chief Financial Officer. As the CODMs review financial performance and allocate resources at a consolidated level on a recurring basis, the Company has one operating reporting segment and one reportable segment.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Variable Interest Entities

For VIE(s), the Company assesses whether the Company is the primary beneficiary as prescribed by the accounting guidance on the consolidation of VIE. The primary beneficiary of a VIE is the party that has the power to direct the activities that most significantly impact the performance of the entity and the obligation to absorb the losses or the right to receive the benefits that could potentially be significant to the entity.

The Company has evaluated its business relationships with franchisees and related parties to identify potential VIEs. While the Company holds a variable interest in some of the franchised restaurants owned by an affiliated entity, the Company is not the primary beneficiary since it does not have the power to direct the activities of these franchised restaurants. As a result, the Company does not consolidate these VIEs. At September 30, 2020, the Company is a guarantor for seven operating leases for BF Secaucus, LLC; BF Tallahassee, LLC; BF Fort Myers, LLC; BF NY82, LLC; BF Naples Tamiami, LLC; and BF Naples Immokalee. Additionally, the Company is a guarantor for a lease for The Burger Bunch, LLC, an unrelated party. The Company may become responsible for the payments under its guarantee. The Company has determined that its maximum exposure to loss results from these lease guarantees which amounts to approximately $6,452,000.

On April 23, 2018 (the “Takeover Date”), the Company entered into an asset purchase and management agreement (the “APM”) with a multiple unit franchisee. The APM allowed the Company to acquire the assets of two of the franchisee’s restaurants for the consideration of the Company making the monthly principal and interest payments on the franchisee’s three bank loans through 2027. The closing on asset purchase would occur only when the debt was paid in full. The outstanding principal on the loans was approximately $1,291,000 on the Takeover Date. The APM allowed the Company to take over the management and operation of the two restaurants with full control over all operational decision making. Under the management agreement, the Company provides all capital for all of the restaurants’ expenditures it deems appropriate, and pays all costs and expenses associated with the operations. All cash flow and profits or losses derived from the operations after the Takeover Date belong to the Company. The Company has evaluated the franchisee which is a party to the APM for VIE accounting under ASC 810 “Consolidation” and has determined that the franchisee under the APM is a VIE and that the Company is the primary beneficiary, effective on the Takeover Date. Therefore, the Company has consolidated the franchisee that owned two restaurants as a business combination under ASC 805 Business Combinations.

Included in the consolidated financial statements are the following from variable interest entities for which the Company is the primary beneficiary:

	September 30, 2020	December 31, 2019
Cash	$3,385	$3,385
Property and equipment	727,933	853,343
Goodwill	397,621	397,621
Total Assets	$1,128,939	$1,254,349

Current notes payable	$1,207,072	$1,207,072
Total liabilities	1,207,072	1,207,072
Total members’ (deficit) equity	(78,133)	47,277
Total Liabilities and Members’ Equity	$1,128,939	$1,254,349

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The three loans are collateralized by the VIEs’ assets and the creditors of the loans do not have recourse to the general credit of the Company. The carrying value of the VIEs’ assets which collateralize the loans are noted above.

Acquisition

In April 2020, the Company entered into an asset purchase agreement with a franchisee to purchase substantially all of the assets of a franchised restaurant for an aggregate purchase price of $1,250,000. This purchase price consisted of $650,000 cash paid at closing and a $600,000 promissory note to the franchisee. See Note 7 for the terms of the note. The acquisition of the franchise protects the Company’s brand and expands the Company’s corporate locations and creates synergies in the management.

The acquisition of this franchise location was accounted for as a business combination under ASC 805 Business Combinations. The purchase price of the acquired business was allocated based on the estimated fair value of the assets acquired. Liabilities of $16,000 were assumed as part of the acquisition. The Company incurred transaction costs of $45,000 which are included in general and administrative expenses in the accompanying consolidated statement of income for the nine months ended September 30, 2020.

The acquisition was recorded based on the fair values of the assets acquired as of April 30, 2020:

Inventory	$15,000
Property & equipment	250,000

Net tangible and identifiable intangible assets acquired	265,000

Goodwill	985,000

Net assets acquired	$1,250,000

The acquisition is accounted for as a business combination under the acquisition method as of the date of acquisition, and accordingly, the results of its operations are included in the Company’s consolidated financial statements from the acquisition date. Net sales were approximately $720,000 and net income was approximately $22,000 for this restaurant from the date of the acquisition through September 30, 2020.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less as cash equivalents. Cash and cash equivalents also include approximately $29,000 and $339,000 as of September 30, 2020 and December 31, 2019, respectively, of amounts due from commercial credit card companies, such as Visa, MasterCard, Discover, and American Express, which are generally received within a few days of the related transactions. At times, the balances in the cash and cash equivalents accounts may exceed federal insured limits.

Restricted Cash

Restricted cash consists of (i) cash collected (net of redemptions) from gift cards, (ii) cash balances for the advertising co-op, (iii) Level-up loyalty program cash collections, and (iii) initial franchise deposits in escrow. The Company is the custodian of these account balances, but these accounts are in place for specific, restricted purposes, which typically are resolved within twelve months. The Company classifies the restricted cash accounts as current assets.

Accounts receivable

Accounts receivable consist of amounts due from franchisees for training and royalties and are stated at the amount invoiced. Accounts receivable are stated at the amount management expects to collect from balances outstanding at year end. Management provides for probable uncollectible amounts through a charge to earnings and a credit to allowance for uncollectible accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for uncollectible accounts and a credit to accounts receivable. The allowance for uncollectible accounts was approximately $73,000 and $65,000, at September 30, 2020 and December 31, 2019, respectively.

Inventories

Inventories primarily consist of food and beverages. Inventories are accounted for at lower of cost or net realizable value using the first-in, first-out (FIFO) method. Spoilage is expensed as incurred.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Property and Equipment

Property and equipment is carried at cost, net of accumulated depreciation. Depreciation is provided by the straight-line method over an estimated useful life. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the asset (generally up to ten years) or the term of the related lease. The estimated lives for machinery and equipment, computer equipment, furniture and fixtures, and vehicles range from five to seven years.  Maintenance and repairs which are not considered to extend the useful lives of the assets are charged to operations as incurred. Expenditures for additions and improvements are capitalized. Expenditures for renewals and betterments, which materially extend the useful lives of assets or increase their productivity, are capitalized. The Company capitalizes construction costs during construction of the restaurant and will begin to depreciate them once the restaurant is placed in service. Wage costs directly related to and incurred during a restaurant’s construction period are capitalized. Interest costs incurred during a restaurant’s construction period are capitalized. Upon sale or retirement, the cost of assets and related accumulated depreciation and amortization are removed from the accounts and any resulting gains or losses are included in operating expense.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments recognized for the nine-month periods ended September 30, 2020 and 2019.

Goodwill

As of September 30, 2020, in connection with the APM and April 2020 acquisition described above, the Company has a balance of approximately $1,383,000 of goodwill on its condensed consolidated balance sheet. The Company accounts for goodwill in accordance with ASC 350. ASC 350 requires goodwill to be reviewed for impairment annually, or more frequently if circumstances indicate a possible impairment. The Company evaluates goodwill in the fourth quarter or more frequently if management believes indicators of impairment exist. Such indicators could include but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator.

The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount, including goodwill. If management concludes that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, management conducts a quantitative goodwill impairment test. This impairment test involves comparing the fair value of the reporting unit with its carrying value (including goodwill). The Company estimates the fair values of its reporting unit using a combination of the income, or discounted cash flows approach and the market approach, which utilizes comparable companies’ data. If the estimated fair value of the reporting unit is less than its carrying value, a goodwill impairment exists for the reporting unit and an impairment loss is recorded. There were no impairments of goodwill recognized for the nine-month periods ended September 30, 2020 and 2019.

Revenue Recognition

On January 1, 2019, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2019. The Company elected a practical expedient to aggregate the effect of all contract modifications that occurred before the adoption date, which did not have a material impact to the consolidated financial statements. Results for reporting periods beginning on or after January 1, 2019 are presented under ASC 606. Prior period amounts were not revised and continue to be reported in accordance with ASC 605, the accounting standard then in effect.

Upon transition, on January 1, 2019, we recorded a decrease to opening members’ equity of $1,201,546, with a corresponding decrease of $348,730 in current deferred initial franchise fees liability, and an increase of $1,550,276 in long-term deferred initial franchise fee liabilities.

Revenue consists of restaurant sales and franchise licensing revenue. Generally, revenue is recognized as performance obligations transfer to the customer in an amount that reflects the consideration we expect to be entitled in exchange for those goods or services.

Restaurant Revenues

Revenue from restaurant sales is presented net of discounts and recognized when food, beverage and retail products are sold. Sales tax collected from customers is excluded from restaurant sales and the obligation is included in sales tax payable until the taxes are remitted to the appropriate taxing authorities. Sales from our gift cards are deferred and recognized upon redemption for goods or services. Revenues are reported gross on the accompanying consolidated statements of income and members’ equity with employee complimentary meals recorded as a component of labor expenses. Revenue from restaurant sales are generally paid at the time of sale. Credit cards and delivery service partners sales are generally collected within 2-3 days.

The revenue from electronic gift cards is deferred when purchased by the customer and revenue is recognized when the gift cards are redeemed. The Company is a Delaware limited liability company and is subject to Delaware escheatment laws. Delaware escheatment laws state that gift cards are presumed to be abandoned after five years and the balance remitted should represent the maximum cost to the issuer of merchandise. The accounting for the restaurant revenues were not impacted by the adoption of ASC 606.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

BFI contracts with delivery service partners for delivery of goods and services to customers. The Company has determined that the delivery service partners are agents, and the Company is the principal. Therefore, restaurant sales through delivery services are recognized at gross sales and delivery service revenue is recorded as expense.

Revenues from BF Commissary

BF Commissary, which commenced operations in 2019, produces and sells BurgerFi’s vegetable burgers to a distributer based on agreed-upon cost plus freight cost. The Company recognizes revenue upon pick-up of orders at the designated pick up points or when the distributor obtains control of the products. For the nine months ended September 30, 2020 and 2019, the Company recognized revenue of $657,839 and $374,926, respectively, from BF Commissary and is presented as part of restaurant sales in the consolidated statements of income.

Franchise Revenues

The franchise agreements require the franchisee to pay an initial, non-refundable fee of $37,500 and continuing fees based upon a percentage of sales. Owners can make a deposit equal to 50% of the total franchise fee to reserve the right to open additional locations. The remaining balance of the franchise fee is due upon signing by the franchisee of the applicable location’s lease or mortgage. Franchise agreements and deposit agreements outline a schedule for store openings. Failure to meet the schedule can result in forfeiture of deposits made.

Franchise revenue is comprised of certain initial franchise fees and ongoing sales-based royalty fees from a franchised BurgerFi restaurant. Generally, the licenses granted to develop, open and operate each BurgerFi franchise in a specified territory are the performance obligations transferred to the licensee in our contracts, and represent symbolic intellectual property. Ancillary promised services, such as training and assistance during the initial opening of a BurgerFi restaurant are typically combined with the licenses and considered as one performance obligation per BurgerFi franchise. Certain initial services such as site selection and lease review are considered distinct services that are recognized at a point in time when the performance obligations have been provided, generally when the BurgerFi has been opened. We determine the transaction price for each contract and allocate it to the distinct services based on their standalone selling price based on the costs to provide the service and a profit margin. The remainder of the transaction price is recognized over the remaining term of the franchise agreement once the BurgerFi restaurant has been opened. Because we are transferring licenses to access our intellectual property during a contractual term, revenue is recognized on a straight-line basis over the license term. Generally, payment for the initial franchise fee is received upon execution of the licensing agreement These payments are initially deferred and recognized as revenue as the performance obligations are satisfied.

Franchise deposits received in advance for locations not expected to open within one year are classified as long-term liabilities. Forfeiture of deposits is recognized as other revenue once contracts have been terminated for failure to comply. All terminations are communicated to the franchisee in writing using formal termination letters.

Revenue from sales-based royalties (i.e. royalty and other fees, brand development and advertising co-op royalties) is recognized as the related sales occur. The sales-based royalties are invoiced and collected from the franchisees on a weekly basis. Rebates from vendors received on franchisee’s sales are also recognized as revenue from sales-based royalties.

The Company’s contract liabilities consist of initial franchise fees and the related direct costs, which we refer to as deferred initial franchise fees, are deferred until the franchisee begins operations.

The aggregate amount of the transaction price allocated to performance obligations that are unsatisfied (or partially unsatisfied) as of September 30, 2020 and December 31, 2019 was $4,783,417 and $4,687,921, respectively. The Company expects to recognize this amount as revenue over a long-term period, as the license term for each BurgerFi franchise is 10 years. This amount excludes any variable consideration related to sales-based royalties.

Contract Balances

Opening and closing balances of contract liabilities and receivables from contracts with customers as of September 30, 2020 and December 31, 2019 are as follows:

	September 30, 2020	December 31, 2019
Franchising receivables	$319,391	$369,168
Advertising co-op funds	68,267	158,581
Gift card liability	406,619	585,827
Deferred revenue, current	443,174	438,085
Deferred revenue, long-term	4,340,243	4,249,836

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Revenue recognized during the nine-month periods ended September 30, 2020 and 2019, which was included in the balance deferred revenue, current, at the beginning of each period was $307,013 and $1,035,406, respectively.

Presentation of Sales Taxes

The Company collects sales tax from customers and remits the entire amount to the respective states. The Company’s accounting policy is to exclude the tax collected and remitted from revenues and cost of sales. Sales tax payable amounted to approximately $142,000 and $142,000 at September 30, 2020 and at December 31, 2019, respectively, and is presented in accrued expenses and other current liabilities in the accompanying consolidated balance sheets.

On June 21, 2018, the U.S. Supreme Court issued a landmark decision in South Dakota v. Wayfair. The Company has assessed the current guidance surrounding the court case and does not believe the Wayfair decision materially impacts its sales and use tax process. The Company continues to monitor changes resulting from the Wayfair decision.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company places its temporary cash investments with financial institutions and during 2020 and 2019 there were amounts on deposit in excess of federal insurance limits.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expenses for the nine months ended September 30, 2020 and 2019 were approximately $353,000 and $478,000, respectively, including amounts paid to the brand development fund and co-op advertising expenses, as described below.

Brand Development Fund

The Company’s franchise agreements provide for franchisee contributions of a percentage of gross restaurant sales to a brand development fund administered by the Company. Amounts collected are required to be segregated and used for advertising and related costs, including reasonable costs of administering the fund. Contributed amounts are recognized as restricted cash. At September 30, 2020 and 2019, the Company had revenue of approximately $838,000 and $1,085,000, respectively, of contributions which are included in the brand development and advertising co-op royalties and approximately $1,403,000 and $1,239,000 of expenses incurred for the nine months ended September 30, 2020 and 2019, respectively, which are included in the royalty-brand development and Co-op revenues and brand development and Co-op advertising expenses in the consolidated statements of income.

Advertising Co-Op Fund

During 2017, the Company established an advertising Co-Op fund in which several of the South Florida franchises elected to participate.  The members of the Co-Op elected to contribute a percentage of gross restaurant sales to a fund administered by the Company. Amounts collected are required to be segregated and used for local advertising and related costs, including reasonable costs of administering the fund. Consequently, contributed amounts, net of expensed funds are recognized as restricted cash. At September 30, 2020 and 2019, the Company had revenue of approximately $215,000 and $201,000, respectively, of contributions received, which are included in the brand development and co-op royalties. In addition, the Company had incurred approximately $419,000 and $160,000 of expenses for the nine months ended September 30, 2020 and 2019, respectively, which are included in the brand development and Co-op advertising expenses.

Pre-opening Costs

The Company follows ASC Topic 720-15, “Start-up Costs”, which provides guidance on the financial reporting of start-up costs and organization costs. In accordance with this ASC Topic, costs of pre-opening activities and organization costs are expensed as incurred. Pre-opening expenses for the nine months ended September 30, 2020 and 2019 were approximately $18,000 and $111,000, respectively.

Deferred Rent

Rent expense on non-cancelable leases containing known future scheduled rent increases or free rent periods is recorded on a straight-line basis over the respective lease term. The lease term begins when the Company has the right to control the use of the leased property and includes the initial non-cancelable lease term plus any periods covered by renewal options that the Company is reasonably assured of exercising. The difference between rent expense and rent paid is accounted for as deferred rent and is amortized over the lease term.

Operating Leases

The Company leases restaurant locations that have terms expiring between December 2020 and March 2035. The initial obligation period is generally 10 years. The restaurant facilities primarily have renewal clauses of two 5-year periods or one 10-year period, exercisable at the option of the Company. The Company generally include one 5-year renewal option in its lease term.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Certain lease agreements contain one or more of the following: tenant improvement allowances, rent holidays, rent escalation clauses and/or contingent rent provisions. The Company includes scheduled rent escalation clauses for the purpose of recognizing straight-line rent. Certain of these leases require the payment of contingent rentals based on a percentage of gross revenues, as defined, and certain other rent escalation clauses are based on the change in the Consumer Price Index. The Company received cash incentives from certain landlords for specified leasehold improvements which are deferred and accreted on a straight-line basis over the related lease term as a reduction of rent expense.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under the provisions of the Internal Revenue Code and similar state provisions. Partnerships generally are not subject to Federal and state income taxes. In lieu of corporation income taxes, the partners reflect their respective share of the Company’s taxable income or loss on their individual income tax returns. Accordingly, no provision for income taxes has been included in the consolidated financial statements.

There were neither liabilities nor deferred tax assets relating to uncertain income tax positions taken or expected to be taken on the tax returns.

The Company utilizes a two-step approach for recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority.

The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. There were no amounts recorded at September 30, 2020 and December 31, 2019 related to uncertain tax positions, interest or penalties.

New Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, which requires lessees to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months and disclose certain information about the leasing arrangements. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This guidance became effective for fiscal years beginning after December 15, 2018 for public entities, except for “emerging growth companies” (as defined in Section 2(a) of the Securities Act and as modified by the Jumpstart Our Business Startups Act of 2012) and for fiscal years beginning after December 15, 2019 for all other entities. However, in April 2020, the FASB voted to defer the effective date of ASC 842 for private companies and certain not-for-profit entities for one year. As such, this will be effective for fiscal years beginning after December 15, 2021. Since the Company will qualify as an “emerging growth company” after the closing of the MIP with OPES, it is exempted from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards.

The FASB issued Topic 326 in June 2016, subsequently amended by various standard updates. This guidance replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information when determining credit loss estimates and requires financial assets to be measured net of expected credit losses at the time of initial recognition. This guidance was to be effective for annual and interim reporting periods beginning after December 15, 2019, for public entities other than smaller reporting companies. ASU 2019-10 deferred the effective date for smaller reporting companies and all other entities until years beginning after December 15, 2022. Early adoption is permitted.

In December 2019, the FASB issued Update 2019-12, Income Taxes (“Topic 740”) as part of its Simplification Initiative. This guidance provides amendments to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This guidance is effective for annual and interim reporting periods beginning after December 15, 2020, and early adoption is permitted. We are currently evaluating the full impact this guidance will have on our consolidated financial statements.

In March 2020, the FASB issued Topic 848 Reference Rate Reform to provide optional guidance for a limited period of time, from March 12, 2020 through December 31, 2022, to ease the burden of financial reporting due to reference rate reform. An entity can elect to utilize the guidance at any time during the period.

The Company is currently evaluating the effect this guidance will have on the consolidated financial statements and related disclosures.

Sale of Dania Beach Restaurant to Franchisee

In February 2020, the Company entered into an asset purchase agreement with an unrelated third party (“Purchaser”) for the sale of substantially all of the assets used in connection with the operation of BF Dania Beach, LLC for an aggregate purchase price of $1,299,000. The closing of this transaction was delayed due to the COVID-19 outbreak, until at least the fourth quarter of 2020. The Company received advances on this purchase totaling $906,500 from the Purchaser from January 2020 to March 2020, which is classified as “Other Deposit”, and the property and equipment, net of accumulated depreciation for this location in the amount of $755,252 has been classified as “Asset Held for Sale” on the condensed consolidated balance sheet as of September 30, 2020.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

2.	Restricted Cash

Restricted cash consisted of the following as of:

	September 30, 2020	December 31, 2019
Gift cards purchased	$376,030	$504,682
Advertising co-op funds	68,267	158,581
LevelUp loyalty program	30,589	63,742

Total Restricted Cash	$474,886	$727,005

3.	Property & Equipment

Property and equipment consisted of the following:

	September 30, 2020	December 31, 2019
Leasehold improvements	$6,055,411	$5,723,684
Machinery & equipment	3,013,056	2,821,136
Computer equipment	667,069	560,085
Furniture & fixtures	1,891,325	1,277,775
Vehicles	50,000	50,000
	11,676,861	10,432,680
Less: Accumulated depreciation and amortization	4,741,272	4,132,062

Property and equipment – net	$6,935,589	$6,300,618

4.	Related Party Transactions

The Company is affiliated with various entities through common control and ownership. The accompanying consolidated balance sheets reflect amounts related to periodic advances between the Company and these entities for working capital and other needs as due from related companies or due to related companies, as appropriate. The amounts due from related companies are not expected to be repaid within one year and accordingly, are classified as non-current assets in the accompanying consolidated balance sheets. These advances are unsecured and non-interest bearing.

There were approximately $5,167,000 and $3,612,000 included as due from related companies, and approximately $26,000 and $271,000 included as due to related companies in the condensed consolidated balance sheets as of September 30, 2020 and December 31, 2019, respectively.

For the nine months ended September 30, 2020 and 2019, the Company received royalty revenues from franchisees related through common control and ownership totaling approximately $913,000 and $872,000, respectively.

The Company pays certain payroll and administrative fees on behalf of the entities under common ownership. A management fee was billed to the respective entities to cover these costs through the end of 2019. No amounts were billed in 2020. Management fees are included as reductions to the related operating expenses. For the nine months ended September 30, 2019, the Company billed approximately $60,000 of management fees. These amounts are included as due from related companies when billed.

The Company leases building space for its corporate office from an entity under common ownership with its member on a month-to-month basis starting in 2012. Rent expense for each of the nine months ended September 30, 2020 and 2019 was approximately $12,000.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

5.	Other Assets

Other assets consisted of the following:

	September 30, 2020	December 31, 2019
Liquor license	$210,000	$210,000
Lease Acquisition Costs, net of accumulated amortization	32,514	47,518
Trademark	25,000	25,000
Deposits, trademark and other non-current assets	187,473	190,176

Other assets	$454,987	$472,694

Liquor license is considered to have an indefinite life and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. No impairments were recognized for the nine-month periods ended September 30, 2020 and 2019.

6.	Commitments and Contingencies

Leases

The Company has entered into operating leases for each of the restaurants owned and operated by BF Restaurant Management, LLC. Rent expense for the restaurants during the nine months ended September 30, 2020 and 2019 was approximately $1,953,000 and $1,300,000, respectively. These lease agreements expire on various dates through 2026 and have renewal options. Approximate future minimum payments on these operating leases as of September 30, 2020 are as follows:

2020	$1,950,000
2021	1,898,000
2022	1,892,000
2023	1,508,000
2024	1,114,000
Thereafter	2,419,000

Contingencies

BurgerFi International, LLC filed a lawsuit against a franchisee and its principals seeking declaratory judgments and damages in an amount to be proven at trial for various breaches of the applicable franchise agreements resulting from the defendants’ closure of a restaurant, their failure to open a second restaurant, and their operational defaults at the closed restaurant. In April 2016, the defendants filed a counterclaim, asserting that they had no responsibility for their losses, and instead, alleged that the Company engaged in breach of contract, fraud, misrepresentation, conversion in connection with the operation of the restaurant, and various other allegations, seeking damages of over $5 million. The case is pending before the court. On December 30, 2016, the court stayed the case pending the resolution of bankruptcy filings made by some of the defendants. No further action has occurred.

A franchisee filed a suit against BurgerFi International, LLC seeking unspecified damages in connection with plaintiff’s execution of franchise agreements for the development of 11 BurgerFi restaurants in certain specified trade areas. The franchisee alleged that BurgerFi International, LLC fraudulently induced the franchisee to enter into these agreements, and claimed fraud in the inducement, negligent misrepresentation, breach of implied covenant of good faith and fair dealing, violation of FDUTPA and Florida’s Franchise Misrepresentation Act by BurgerFi International, LLC. Management denied any wrongdoing and believed the claims to be baseless. The Company filed a counterclaim for breach of contract and pursued its claim against the plaintiff. The plaintiff moved to dismiss the Company’s counterclaim. The parties reached a settlement on November 17, 2020. This settlement resulted in (i) the termination of the franchise agreement and (ii) the Company will take ownership of the restaurant which this franchisee operated.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

On December 1, 2019, a complaint was filed by a former officer of the Company (“Plaintiff”) against BurgerFi International, LLC for certain alleged breaches of an employment agreement. BurgerFi International, LLC filed a motion to dismiss the complaint on February 13, 2020. On May 20, 2020, the motion to dismiss was heard being granted in part and denied in part. The portion of the complaint not dismissed was answered by BurgerFi International, LLC with affirmative defenses raised on July 7, 2020.The plaintiff served various discovery requests (including notices of non-party subpoenas) on July 9, 2020 as well as a motion to strike BurgerFi International, LLC’s affirmative defenses on July 16, 2020. BurgerFi International, LLC filed objections to the non-party subpoenas on July 20, 2020.

On July 8, 2020, the Company received a letter from an attorney hired on behalf of a former employee of the Company. This former employee was terminated for cause on May 5, 2020. This letter claims that the former employee was terminated wrongfully by the Company. The Company is of the opinion that allegations in this letter lack merit. We have reported the claim to our insurance carrier and outside counsel has been retained. Our counsel sent a letter to this former employee’s attorney lawyer denying all claims and the parties met for mediation on September 4, 2020 but were unable to resolve this matter. We feel that all claims are meritless, and we plan to vigorously defend these allegations.

Management is unable to determine the likelihood of a loss or range of loss, if any, which may result from the cases described above, therefore, no contingent liability has been recorded as of September 30, 2020 and December 31, 2019.

The Company is subject to other legal proceedings and claims that arise during the normal course of business. Management believes that any liability, in excess of applicable insurance coverages or accruals, which may result from these claims, would not be significant to the Company’s financial position or results of operations.

7.	Line of Credit

Effective July 13, 2018, the Company entered into a $2,000,000 revolving line of credit agreement (“LOC”) with a bank. The majority member of the Company and his Family Trust are guarantors of, and the Family Trust is a pledger of collateral, for the Company’s obligations to the bank under the line of credit agreement. The LOC initially had a maturity date of July 13, 2020 and has been extended to July 13, 2021. The annual interest on advances under the LOC is equal to the LIBOR Daily Floating rate plus 0.75%, which at September 30, 2020 was 0.89%. On October 31, 2019, the LOC was amended to increase the amount available under the LOC from $2,000,000 to $5,000,000. Effective August 14, 2020, the Company extended the maturity date on its revolving line of credit until July 13, 2021. The Company has an outstanding balance on the revolving line credit of $2,664,159 and $2,317,000 as of September 30, 2020 and December 31, 2019, respectively.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

8.	Notes Payable

Notes Payable

	September 30, 2020	December 31, 2019

On May 11, 2020 the Company received loan proceeds in the amount of $2,236,593 under the Paycheck Protection Program (“PPP”). The loans and accrued interest are forgivable after eight weeks, as long as, the Company uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintain its payroll levels. The amount of loan forgiveness will be reduced if the Company terminates employees or reduces salaries during the eight-week period. The unforgiven portion of the PPP loans are payable over two years at an interest rate of 1%, with a deferral of payments for the first nine months.	$2,236,593	$-

Installment note payable to an individual, issued in connection with the Company’s April 2020 acquisition, monthly payments of $9,056, over a seven-year amortization including 7% interest, with a maturity date of June 1, 2024.	577,582	-

Installment note payable to bank, monthly payments of $8,638, including interest at 7.75%, principal and interest due at the earlier of, September 23, 2024 or the date of the Company’s termination of the APM (see Note 1). This note is secured by equipment, guaranteed the franchisee under the APM, its members and their affiliates. This note has been in default since December 2019 and classified as current. The Company elected not to continue payment while negotiating with the banks to release the lien on the restaurant assets which the Company is managing under the APM. No recourse to the general credit of the Company.	468,080	468,080

Installment note payable to bank, monthly payments of $3,564, including interest at 5.3%, principal and interest due at the earlier of May 17, 2027 or the date of the Company’s termination of the APM (see Note 1). This note is secured by equipment, guaranteed by the franchisee under the APM, its members and their affiliates. This note has been in default since December 2019 and is classified as current. The Company elected not to continue payment while negotiating with the banks to release the lien on the restaurant assets which the Company is managing under the APM. No recourse to the general credit of the Company.	258,109	258,109

Installment note payable to bank, monthly payments of $2,883, including interest at 5.0%, principal and interest due the earlier of August 4, 2026 or the date of the Company’s termination of the APM (see Note 1). This note is secured by equipment, guaranteed by the franchisee under the APM, its members and their affiliates. This note has been in default since December 2019 and classified as current. The Company elected not to continue payment while negotiating with the banks to release the lien on the restaurant assets which the Company is managing under the APM. No recourse to the general credit of the Company.	409,177	409,177

Other notes payable No recourse to the general credit of the Company.	241,607	71,706

Total notes payable	$4,191,148	$1,207,072

Less: current portion	(1,277,542)	(1,207,072)

Total notes payable - long-term portion	$2,913,606	$-

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

9.	Subsequent Events

The Company has evaluated events and transactions that occurred between September 30, 2020 and November 20, 2020, which is the date that the consolidated financial statements were available to be issued for possible recognition or disclosure in the consolidated financial statements.

10.	Supplemental Disclosure of Noncash Activities

Financing Activity

As described in Note 1, in April 2020, the Company acquired a restaurant from a franchisee, with financing on a note payable for $600,000.